SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549






                             FORM 8-K
                          CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d)OF
               THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report
                (Date of earliest event reported)
                        December 15, 1997



              ULTRAMAR DIAMOND SHAMROCK CORPORATION
      (Exact name of Registrant as specified in its charter)



Delaware                   1-11154               13-3663331
(State of                  (Commission         (IRS Employer
Incorporation)             File Number)      Identification No.)


6000 N. Loop 1604 W.
San Antonio, Texas                              78249-1112
(Address of Principal                           (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:(210) 592-2000

(a)  Item 5.  Other Events

Introduction

     On November 8, 1995, Diamond Shamrock, Inc. ("Diamond Shamrock"), and Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock ("SAC"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with National Convenience Stores Incorporated ("NCS"). Pursuant to the Merger Agreement, SAC was merged with and into NCS on December 18, 1995 (the "NCS Merger"). On December 3, 1996, Diamond Shamrock was merged with and into the Registrant, Ultramar Diamond Shamrock Corporation.

NCS Merger Agreement

     Pursuant to the NCS Merger Agreement, on November 14, 1995 SAC commenced a tender offer (the "Offer") for all outstanding shares of common stock, par value $.01 per share (the "Shares"), of NCS at the purchase price of $27.00 per Share and for all outstanding warrants to purchase Shares (the "Warrants") issued pursuant to the Warrant Agreement, dated March 9, 1993, between NCS and Boatmen's Trust Company as Warrant Agent (the "Warrant Agreement") at the purchase price of $9.25 per Warrant, in each case, without interest thereon, net to the tendering securityholder (pre-tax) in cash.
The Offer expired at 12:00 midnight, New York City time, on December 13 1995, promptly after which time SAC purchased 5,883,567 Shares and 1,097,855 Warrants which were validly tendered and not withdrawn prior to the expiration of the Offer. Following such purchase, Diamond Shamrock and SAC beneficially owned approximately 93.5% of outstanding Shares.

     Following completion of the Offer, the NCS Merger was effected on December 18, 1995 as a "short-form" merger under Delaware law.

Effect of the NCS Merger

     As a result of the NCS Merger, (i) each previously outstanding Share, other than Shares owned by Diamond Shamrock, SAC or any other direct or indirect subsidiary of Diamond Shamrock and Shares held in the treasury of NCS, was converted into the right to receive $27.00 net in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share, and NCS became an indirect, wholly owned subsidiary of Diamond Shamrock.

Warrants Remain Outstanding

     As of December 12, 1997, 16,580 Warrants were issued and outstanding and held by 686 owners of record. As a result of the NCS Merger and pursuant to the Warrant Agreement, each Warrant represents the right to receive $27.00 per Warrant (the "Warrant Payment") in cash upon payment of the $17.75 exercise price (the "Exercise Price"), in lieu of the one share of Common Stock previously issuable upon exercise of a Warrant.

Escrow Agreement and Warrant Expiration

     Pursuant to an Escrow Trust Agreement, dated April 29, 1996 (the "Escrow Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (the "Warrant Agent") as successor in interest to Boatman's Trust Company, Agent, the Company has on deposit $153,365 in cash (the "Funds") with the Warrant Agent to pay the $9.25 difference between the Warrant Payment and the Exercise Price (the "Spread") for all outstanding Warrants. The Funds will be held in escrow pursuant to the Escrow Agreement for the benefit of, and payment to, the record holders of the Warrants. On or about December 15, 1997, the Company provided written notice to the record Warrant holders of the existence of the Funds and the right to receive payment of the Spread upon exercise of the Warrants. A copy of that notice has been filed as an exhibit to this report and is incorporated herein by this reference. The Warrants will expire at 5:00 p.m., New York City time, on March 9, 1998 (the "Expiration Time"), after which time the balance of the Funds, if any, will be returned to the Registrant. Each Warrant not exercised prior to the Expiration Time will automatically become void and no longer outstanding.

(b)  Exhibits

     99.1 Form of Notice

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ULTRAMAR DIAMOND SHAMROCK CORPORATION


                              By:  /s/ Todd Walker
                                   Todd Walker, Attorney-In-Fact

December 15, 1997


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